FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 22, 2009

SANSWIRE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 NE 3 rd Ave., Fort Lauderdale, FL 33301 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 954-332-3759

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Sanswire Corp. (the Company) has appointed Maj. Gen. Wayne P. Jackson (USA-Ret.) as a director.

During his military career, General Jackson served in various overseas theaters of operations and in a variety of assignments. He has commanded Aviation, Civil Affairs, Infantry, Military Intelligence, Signal Corps and Special Forces units, as well as two General Office Commands and also as the Director of Counter Intelligence and Security, Headquarters Department of the Army. In addition, General Jackson also served as Chief, Division of Probation Administrative Office of the United States Court, Washington, D.C.

General Jackson earned a B.A. and M.A. in Psychology at the University of Tulsa, and performed other post-graduate work at the Illinois Institute of Technology and at the University of Southern California. His military education includes the basic and advanced Officers Course at the Signal and Military Intelligence schools, advanced courses at the Civil Affairs and Infantry schools, as well as coursework at the US Army Command and General Staff College and the US Army War College.

The Company has agreed to compensate Gen. Jackson by paying him $5,000 per quarter and 250,000 common shares per quarter during this term of service.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SANSWIRE CORP.

Dated: April 23, 2009	By:	/s/ Jonathan Leinwand
Jonathan Leinwand